Exhibit 23

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 19 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Period ended June 30, 2008, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form          Registration No.     Purpose

S-8             333-141186            2007 Long-Term Incentive Plan

S-3             333-143615            Registration of convertible notes, guarantees and                                                     common stock

S-3             333-134409            Registration of convertible notes, guarantees and                                                     common stock

S-8             333-107913            ArvinMeritor, Inc. Savings Plan

S-8             333-123103            ArvinMeritor, Inc. Hourly Employees Savings Plan

S-3             333-58760              Registration of debt securities

S-8             333-49610              1997 Long-Term Incentives Plan

S-3             333-43118              Arvin Industries, Inc. 1988 Stock Benefit

                                        Plan

S-3             333-43116              Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3             333-43112              Arvin Industries, Inc. Employee Stock Benefit Plan

S-8             333-42012              Employee Stock Benefit Plan, 1988 Stock Benefit Plan                                                      and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By: /s/ Charles E. Bates

Charles E. Bates, Ph.D.
     President and CEO

Date: July 31, 2008